UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2012
 Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-347129	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA    93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Lease of Imperial Valley Farmland

On July 27, 2012, S&W Seed Company (the "Company") entered into a five-year farmland lease effective as of July 1, 2012, covering approximately 1,240 acres on two parcels located in California's Imperial Valley owned by Coast Imperial Partners. The two parcels are adjacent to the 640 acres of farmland the Company purchased concurrently from Coast Imperial Partners, as discussed below. The Company intends to use the leased and purchased farmland to further expand the production of its proprietary alfalfa seed varieties.

The lease provides for annual escalating rental rates per acre ranging from $150 per acre per year in Year One, when 920 acres will be available for production, to $275 per acre per year in Year Five. The full 1,240 acres will be available to the Company beginning in Year Two and thereafter for the duration of the lease term and any extensions thereof.

Under the terms of the lease, the Company has the right to the water allocated or historically associated with the two parcels, subject to the Company's obligation to pay for all of the associated water costs. The lease further grants the Company a right of first refusal to lease and/or purchase the leased parcels that will be in effect throughout the lease term and shall extend thereafter for an additional five years.

The foregoing summary is qualified in its entirety by reference to the text of the lease, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Wells Fargo Bank Credit Facility

On July 27, 2012, S&W Seed Company entered into a Credit Agreement with Wells Fargo Bank, National Association (the "Bank") (the "July 2012 Credit Agreement") and related Term Note (the "Term Note"), both dated as of July 2, 2012. The Credit Facility includes both the previously reported April 1, 2012 revolving credit facility for up to $7,500,000 and a new term loan in the amount of $2,625,000. This Credit Agreement amends and restates the Credit Agreement between the Company and the Bank dated as of April 1, 2011, as previously amended by the Amended Credit Agreement dated as of April 1, 2012.

Term Loan

The July 2012 Credit Agreement provides for a term loan to be made by the Bank to the Company in a principal amount of up to $2,625,000 (the "Term Loan"). The terms and conditions of the Term Loan are set forth in the Term Note dated as of July 2, 2012 (the "Term Note"). The proceeds from the Term Loan are designated in the Credit Agreement for the Company's long-term financing needs. The Company borrowed the entire $2,625,000 on July 27, 2012 and applied the proceeds from this borrowing to pay a portion of the purchase price for the 640 acres of farmland it purchased in Calipatria, California on July 27, 2012, as discussed elsewhere in this Current Report. In connection therewith, the Company executed and delivered a Deed of Trust and Assignment of Rents and Leases to American Securities Company for the benefit of the Bank.

The Term Note provides for the outstanding principal balance to bear interest at a rate per annum equal to 2.35% above LIBOR (as defined in the July 2012 Credit Agreement) in effect on the first day of each "Fixed Rate Term," which will be a period of one, three or six months, as designated by the Company. Interest shall be payable monthly commencing in August 2012. From and after the maturity date of the Term Note, or such earlier date as all principal owing thereunder becomes due and payable by acceleration or otherwise, or at Bank's option upon the occurrence, and during the continuance of an event of default (as defined in the July 2012 Credit Agreement), the balance of the Term Note will bear interest at an increased rate per annum equal to four percent above the rate of interest from time to time applicable to Term Note.

The Term Note further provides for the payment of both monthly and annual principal reduction as follows: The first installment of monthly principal repayments will commence in August 2012 and continue thereafter at a fixed amount per month until the first annual increase in July 2013. Thereafter the amount of monthly principal reduction will increase in August of each year through August 2018. The last monthly payment will be made in July 2019. The monthly principal repayments will range from $8,107 per month through the July 2013 payment up to a high of $9,703 per month in the final year (August 2018 through July 2019). Annual principal payments will be payable in August 2013 and 2014 in the amount of $56,000, with a final installment, consisting of all remaining unpaid principal due and payable in full on July 5, 2019. The Company may prepay the principal at any time, provided that a minimum of the lesser of $100,000 or the entire outstanding principal balance is prepaid at any one time.

Revolving Line of Credit

As previously made available under the Amended Credit Agreement dated as of April 1, 2012, the Bank remains obligated to provide the Company with a revolving credit facility of $7,500,000, which amounts are designated for working capital purposes (the "Revolving Line of Credit"). Amounts outstanding under the Revolving Line of Credit may be repaid and reborrowed through April 1, 2014, at which time all amounts outstanding become due and payable. The material terms of Revolving Line of Credit are described in Item 1.01 of the Company's Current Report on Form 8-K, filed with the Commission on March 14, 2012 and are incorporated herein by this reference.

The Company has not yet drawn down on the Revolving Line of Credit.

July 2012 Credit Agreement

Inasmuch as the July 2012 Credit Agreement incorporates the continued agreement by the Bank to advance up to $7,500,000 under the April 1, 2012 line of credit, and the April 1, 2012 Revolving Line of Credit Note remains in place, there has not been a termination of a material definitive agreement that would require disclosure under Item 1.02 of Form 8-K.

The July 2012 Credit Agreement contains customary representations and warranties, and affirmative and negative covenants, including but not limited to, minimum working capital and tangible net worth and quick ratio affirmative covenants and limitations on liens and certain additional indebtedness, guarantees and certain merger, consolidation or transfer of asset transactions, among others. The July 2012 Credit Agreement includes customary events of default that permit the Lender to accelerate the Company's outstanding obligations, including but not limited to nonpayment of principal, interest, fees or other amounts, violation of covenants, failure to make any payments when due with respect to certain other debt or certain failures to comply with the terms of such other debt, entry of certain judgments, inaccuracy of representations and warranties, upon the occurrence of bankruptcy and other insolvency events and certain events relating to a dissolution or liquidation of the Company, if there exists or occurs any event or condition that the Lender believes in good faith impairs or is substantially likely to impair the prospect of payment or performance or if there is a change of control aggregating 25% or more.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, Term Note and Deed of Trust and Assignment of Rents and Leases, copies of which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference, as well as to the April 1, 2012 Revolving Line of Credit Promissory Note, filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on March 14, 2012, and to the Security Agreement (Equipment) and Continuity Security Agreement, filed as Exhibits 10.3 and 10.4, respectively, to the Company's Current Report on Form 8-K, filed on April 1, 2011. Except as amended by the July 2012 Credit Agreement, the terms and conditions of these previously filed instruments remain in full force and effect.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The disclosures required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

Item 8.01.    Other Events

On July 30, 2012, the Company announced that it has closed on the anticipated purchase of approximately 640 acres of high quality farmland in Calipatria, California, in California's Imperial Valley. The Company purchased the land from Coast Imperial Partners for total consideration of $5.527,000, of which $2,625,000 was provided by the Wells Fargo Bank term loan described in Item 1.01 above. The balance of the purchase price came from the net proceeds of the Company's May 2012 public offering.

On July 30, 2012, the Company issued a press release entitled "S&W Seed Closes Acquisition of Imperial Valley Farmland." The text of the press release is furnished as Exhibit 99.1 hereto. The information in Exhibit 99.1 hereto shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in Exhibit 99.1 hereto shall not be incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description
10.1	Agricultural Lease between the Registrant and Coast Imperial Partners, dated as of May __, 2012
10.2	Credit Agreement between the Registrant and Wells Fargo Bank, National Association dated as of July 2, 2012
10.3	Term Note dated as of July 2, 2012
10.4	Deed of Trust and Assignment of Rents and Leases, executed as of July 2, 2012
99.1	Press Release of S&W Seed Company dated July 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President and Chief Financial Officer

Date: August 2, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agricultural Lease between the Registrant and Coast Imperial Partners, dated as of May __, 2012
10.2	Credit Agreement between the Registrant and Wells Fargo Bank, National Association dated as of July 2, 2012
10.3	Term Note dated as of July 2, 2012
10.4	Deed of Trust and Assignment of Rents and Leases, executed as of July 2, 2012
99.1	Press Release of S&W Seed Company dated July 30, 2012